                          Fleetwood Credit Receivables Corp.
                         FLEETWOOD CREDIT 1996-B GRANTOR TRUST
                               Servicer's Certificate

                          For the Month of September, 1996


Principal and Interest Collections

 Beginning Pool Balance                                  (1) $205,480,433.58

 Beginning Pool Factor [(1)/$ 205,480,433.58]            (2)       1.0000000

 Principal Collected                                     (3)    3,662,730.13

 Interest Collected                                      (4)    1,647,240.61

      Less:  Accrued Interest Prior to Cut Off Date      (5)      987,059.20

      Less:  Additional Purchased Accrued Interest      (5a)            0.00

      Plus:  Purchased Accrued Interest-
             End of Collection Period                    (6)      944,480.41

      Net decrease/(increase) in Purchased
      Accrued Interest [(5)+(5a)-(6)]                    (7)       42,578.79

         Plus: "Non-Reimbursable Interest Payment"       (8)       11,059.08

            Total Interest Received
            [(4)-(5)-(5a)+(6)=(8)]                       (9)    1,615,720.90

   Additional Deposits
       (i)   Repurchase Amounts                         (10)             0.00
      (ii)   Liquidation Proceeds                       (11)             0.00
     (iii)   Yield Supplement Deposit Amount            (12)             0.00

   Total Additional Deposits  [(10)+(11)+(12)]          (13)             0.00

   Total Available Funds [(3)+(9)+(13)]                 (14)      5,278,451.03

   Defaulted Receivable Principal Balance [(A1)]        (15)              0.00

   Ending Pool Balance [(1)-(3)-(15)                    (16)   $201,817,703.45

   Ending Pool Factor [(16)/$ 205,480,433.58]           (17)         0.9821748

                      Fleetwood Credit Receivables Corp.
                      FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                            Servicer's Certificate
                       For the Month of September, 1996



Distributions:                                         Class A            Class B             Total
Class Percentage                                          96.5%              3.5%               100%
Pool Factor (Ending Pool Balance)                     0.9821748         0.9821748         0.9821748
Class Coupon                                               6.90%             7.10%

September Beginning Pool Balance [(1)]
                                                $198,288,618.4    $7,191,815.18     $205,480,433.5

September Ending Pool Balance [(16)]            $194,754,083.8    $7,063,619.62     $201,817,703.4

Collected Principal [(3)]                         $3,534,534.58     $128,195.55       $3,662,730.13

Collected Interest [(9)]                          $1,559,170.67      $56,550.23       $1,615,720.90

Other Collected Interest  [(9a)]                          $0.00           $0.00               $0.00

Additional Deposits [(10)+(11)]                           $0.00           $0.00               $0.00

Servicing Fee [(1.0%/12)x(1)]                      ($165,240.51)     ($5,993.18)       ($171,233.69)

Total Available Funds                             $4,928,464.74     $178,752.60       $5,107,217.34


Payments to Certficateholders:

Principal Distributable Amount [(1)-(16)]         $3,534,534.58     $128,195.55       $3,662,730.13

Interest Distributable Amount                     $1,140,159.56       $42,551.57      $1,182,711.13
    [(1)x(coupon/12)]

Total Payments to Certificateholders              $4,674,694.14      $170,747.12      $4,845,441.26

Reserve Fund payment                                      $0.00            $0.00              $0.00

Amount due Class B but paid to
Class A (subordination)                                   $0.00

Class A Interest Carryover Shortfall                      $0.00

Class A Principal Carryover Shortfall                     $0.00

Class B Interest Carryover Shortfall                      $0.00

Class B Principal Carryover Shortfall                     $0.00

Amounts Remaining in the Certificate
Account to be paid to the Seller                    $253,770.60         $8,005.48        $261,776.08

Memo:
Principal Difference                                    ($0.00)            ($0.00)            ($0.00)
Interest Difference                                $253,770.60          $8,005.48        $261,776.08
Total                                              $253,770.60          $8,005.48        $261,776.08

                     Fleetwood Credit Receivables Corp.
                    FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                           Servicer's Certificate
                      For the Month of September, 1996


Determination of the Servicer Letter of Credit Amount

Number of Contracts - End of Month             (45)                  N/A

Original number of contracts                   (46)                  N/A

Percent of Original Contracts remaining
          [((45)/(46))x100]                    (47)                  N/A

Original Servicer Letter of Credit Amount      (48)           $      N/A

Revised Servicer Letter of Credit Amount
   [Lessor of [(48)x(47) or the Beginning
   Pool Balance (1)]                            (49)          $       N/A

Prior Month Servicer Letter of Credit Amount
  [Previous Month (49)]                         (50)          $       N/A

Servicer Letter of Credit Fee                   (51)          $       N/A

Yield Supplement Amount

Receivables with coupon rates below 7.90%
Principal Outstanding                            (52)          $       N/A

Number of receivables                            (53)                  N/A

Interest on the Receivables at their APR         (54)          $       N/A

Interest due on the Receivables at the
  Pass-Through Rate                              (55)          $       N/A

Yield Supplement Amount [(54)-(55)]              (56)          $       N/A

Defaulted Receivables

Amount of principal and accrued interest due from
Obligors on Defaulted Receivables
Principal                                       (A1)  $     0.00
Interest                                        (A2)        0.00
Expense                                         (A3)        0.00

Total                                              (A)$     0.00

Less:   Liquidation Proceeds                       (B)$     0.00

Realized Loss  [(A1)+(A2)-(B)]                     (C)$     0.00

Cumulative Losses  (Including Expenses)            (D)$     0.00

Cumulative Loss Percentage  [(D)/$205,480,433.58]           0.00%
(Less than 1.5% ?)

                     Fleetwood Credit Receivables Corp.
                   FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                         Servicer's Certificate
                   For the Month of September, 1996




Beginning Reserve Fund Balance                     (57)    $3,082,207.00

 Plus:  Excess Amounts from Seller                 (57a)      261,776.08
 Plus:  Investment Earnings                        (57b)       10,666.49
 Less:  Reserve Fund Payments                      (58)             0.00
         Subtotal Reserve Fund                             $3,354,649.57
 Plus:  Beginning Negative Carry Balance           (58a)            0.00
 Plus:   Negative Carry Investment Earnings        (58b)            0.00
 Less:  Payment from Negative Carry                (58c)            0.00

 Ending Negative Carry Balance                     (58d)            0.00

Reserve Fund Prior to Payments to Seller           (59)    $3,354,649.57

Required Reserve Fund Balance:
 (Lesser of 1 or 2)

(1) Greater of:  $4,109,609 or 2.00% of the Ending Pool Balance
    (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
    Percentage exceeds 1.5%), or (2);

(2) (18% - Subordination Fraction) x the Ending Pool Balance       NA

Required Amount                                    (60)      $4,036,354.07

Amount of Excess Reserve released  [(59)-(60)]     (61)        $      0.00
 (No Release to be made during Pre-funding period)


Ending Reserve Fund Balance to be invested         (62)      $3,354,649.57
     (including Negative Carry Balance)


Reserve Fund Balance as a Percent
        of the Ending Pool Balance                 (63)               1.66%

Interest Income on Reserve Fund for September, 1996
      from The Chase Manhattan Bank                (64)        $ 10,666.49

Interest Income on Negative Carry Balance for      (65)        $      0.00
      September, 1996 from The Chase Manhattan Bank

                       Fleetwood Credit Receivables Corp.
                     FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                             Servicer's Certificate
                         For the Month of September, 1996


Reconciliation of Net Payment to the Trustee

Available Funds                                             $5,278,451.03
 Servicing Fees                                              ($171,233.69)
Total Available Funds                                       $5,107,217.34

Total payments to Class A                                   $4,674,694.14
Total payments to Class B                                     $170,747.12

Reserve Fund:
  Excess from Seller [(57a)]                                $  261,776.08
  Reserve Fund Payments [(58)]                                     ($0.00)
Gross payment to the Trustee                                $5,107,217.34

Amounts Held by Trustee:
  Less:  Amount released from Reserve Fund
   in excess of $4,109,609 (Net of Reserve Fund payment) [(61)]     $0.00

  Less:  Balance of Prefunded Account payable
   to Certificateholders                                              N/A

  Less:  Amount paid from Negative Carry
          Balance [(58c)]                                             N/A
  Less:  Amount paid from Pre-Funded
          Amount Earnings [(72)]                                      N/A
  Total Other Collected Int(9a)                                       N/A

Total Amount Held by Trustee                                        $0.00

Net payment to the Trustee                                  $5,107,217.34


Reconciliation of Pre-Funding Account

Beginning Pre-Funded Amount                         (70)             N/A
        [Prior Month (74)]

    Less:  Amount applied to the purchase of
            Subsequent Receivables                  (71)             N/A
    Plus:  Earnings on Pre-Funded Amount            (72)             N/A
    Less:  Payment of Earnings                      (73)             N/A

Ending Pre-Funding Amount                           (74)             N/A

Account Activity
       Number of Accounts - Beginning of Month                     8,570

         Less:  Account Paid Off / Repurchased                        95

         Plus:  Accounts in Collateral Addition                        0

       Number of Accounts - End of Month                           8,475

Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts                                   0

      Aggregate Principal Balance Outstanding                      $0.00

                      Fleetwood Credit Receivables Corp.
                    FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                           Servicer's Certificate
                       For the Month of September, 1996




Delinquent Accounts
    Period of Delinquency          Units         Amount    Percent of Pool

    30 - 59 days                       4   $ 209,675.97              0.10%
    60 - 89 days                       0           0.00              0.00%
    90 days or more                    0           0.00              0.00%
         Total                         4   $ 209,675.97              0.10% (A)

    Repossession Inventory             0   $       0.00              0.00% (B)

Delinquency Percentage
                                                                   Quarter
                                   AUG      SEPT         OCT         Total
(Avg)

    90 days or more  (000)       $ N/A    $  0.0       $ N/A         $ N/A

    Repossession Inventory (000) $ N/A    $  0.0       $ N/A         $ N/A

    Total                        $ N/A    $  0.0       $ N/A         $ N/A (A)

    Ending Pool Balance (mils)   $ N/A    $201.8       $ N/A         $ N/A (B)

    Delinquency Percentage (A)/(B)                                     N/A

Realized Loss Analysis
                                                                      Quarter
                                   AUG      SEPT         OCT           Total
Realized Losses/(Recoveries) (X)
 [(A1+(A2)-(B)]  (000)           $ N/A    $  0.0       $ N/A          $
N/A(Sum)

Beginning Pool Balance (mils)    $ N/A    $205.5       $ N/A          $
N/A(Avg)

Realized Loss Percentage
 (Less than 1.5%?)  [((X)/(Y))*4]                                       N/A

Realized Losses Since Inception (less than $3,082,207 ?)            $    0.00

Change in Realized Losses                                           $    0.00

Proceeds from Insurance and Dealer Repurchases

   Proceeds received during the month from
        physical damage insurance                                       $0.00

   Proceeds received during the month from Dealer
        repurchase obligations relating to Defaulted
        Receivables                                                     $0.00